As filed with the Securities and Exchange Commission on March 23, 2012
Registration No. 333-
________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
23-2725311
(I.R.S. Employer Identification No.)

1201 Winterson Road
Linthicum, Maryland 21090
(410)-865-8500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

________________________

Ciena Corporation
Amended and Restated Employee Stock Purchase Plan
(Full title of the Plan)
________________________

David M. Rothenstein
Senior Vice President, General Counsel and Secretary
Ciena Corporation
1201 Winterson Road
Linthicum, Maryland 21090
(410) 865-8522
(Name, address and telephone number, including area code, of agent for service)

Copy to:
William I. Intner, Esq.
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, MD 21202
(410) 659-2700
________________________

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	10,714,280	$15.77	$168,964,196	$19,363.30

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low sale prices of the Common Stock as reported on the NASDAQ Global Select Exchange on March 20, 2012.

EXPLANATORY NOTE
This Registration Statement is being filed to register an aggregate of 10,714,280 additional shares of common stock for issuance under the Ciena Corporation Amended and Restated Employee Stock Purchase Plan (formerly, the “2003 Employee Stock Purchase Plan”) (the “ESPP”). On January 20, 2012, Registrant amended and restated the ESPP pursuant to authorization of the Board of Directors, subject to approval of stockholders. The Registrant's stockholders approved the amendment and restatement of the ESPP at the Registrant’s Annual Meeting of Stockholders on March 21, 2012. The 10,714,280 shares registered hereby consist of (a) 5,000,000 shares added to the plan, thereby increasing the number of shares available on such date for issuance under the ESPP to 8,211,915, as of the date of this filing, and (b) 5,714,280 shares, representing the maximum number of shares that can be added to the ESPP during its term, expiring January 24, 2013, pursuant to the annual “evergreen” provision set forth in Section 1 of the ESPP. In accordance with this provision, beginning on December 31, 2005 and on each December 31 thereafter, there shall be added to the ESPP an additional 571,428 shares, provided that the total number of shares available for issuance at any time under the plan shall not exceed 8,211,915.
As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (Registration No. File No. 333-103328, filed on February 19, 2003), except to the extent supplemented, amended or superseded by the information set forth herein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:
(a)    The Registrant’s Form 10-K for the fiscal year ended October 31, 2011 filed with the Commission on December 22, 2011 and the Form 10-Q for the first fiscal quarter ended January 31, 2012 filed with the Commission on March 8, 2012;
(b)    The Registrant’s Current Reports on Form 8-K filed with the Commission on November 4, 2011, February 15, 2012 and March 23, 2012;
(c)    The description of the Registrant’s Common Stock, $.01 par value per share (“Common Stock”), contained in the Registrant’s Registration Statement on Form 8‑A filed with the Commission on January 13, 1997, including all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for purposes of updating the description of Common Stock.
In addition, all documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

          The Amended and Restated Certificate of Incorporation of Ciena (the “Ciena Certificate”) contains provisions that provide that no director of Ciena shall be liable for breach of fiduciary duty as a director, except for: (1) any breach of the directors’ duty of loyalty to Ciena or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Ciena Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the bylaws of Ciena, Ciena is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, Ciena has entered into indemnity agreements with each of its directors pursuant to which Ciena has agreed to indemnify the directors as permitted by the DGCL. Ciena has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.
Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Specimen Stock Certificate
5.1	Opinion of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation (filed herewith)
10.1(2)	Amended and Restated Employee Stock Purchase Plan
23.1	Consent of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation. (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included with signature page)
(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed December 27, 2007.
(2) Incorporated by reference from the Registrant's Form 8-K filed March 23, 2012.

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Linthicum, State of Maryland, on this 23rd day of March, 2012.

CIENA CORPORATION

By:	/s/ Gary B. Smith
Gary B. Smith
President and Chief Executive Officer

POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary B. Smith and David M. Rothenstein, and each of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/S/ Patrick H. Nettles, Ph.D. Patrick H. Nettles, Ph.D.	Executive Chairman of the Board of Directors	March 23, 2012

/S/ Gary B. Smith Gary B. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2012

/S/ James E. Moylan, Jr. James E. Moylan, Jr.	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	March 23, 2012

/S/ Andrew C. Petrik Andrew C. Petrik	Vice President and Controller (Principal Accounting Officer)	March 23, 2012

/S/ Harvey B. Cash Harvey B. Cash	Director	March 23, 2012

/S/ Bruce L. Claflin Bruce L. Claflin	Director	March 23, 2012

/S/ Lawton W. Fitt Lawton W. Fitt	Director	March 23, 2012

/S/ Judith M. O’Brien Judith M. O’Brien	Director	March 23, 2012

/S/ Michael J. Rowny Michael J. Rowny	Director	March 23, 2012

/S/ Patrick T. Gallagher Patrick T. Gallagher	Director	March 23, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Specimen Stock Certificate
5.1	Opinion of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation (filed herewith)
10.1(2)	Amended and Restated Employee Stock Purchase Plan
23.1	Consent of David M. Rothenstein, Senior Vice President, General Counsel and Secretary of Ciena Corporation. (contained in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)
24.1	Power of Attorney (included with signature page)

(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K filed December 27, 2007.
(2) Incorporated by reference from the Registrant's Form 8-K filed March 23, 2012.